Q2 2025 Earnings Call Presentation Friday, August 8, 2025

Safe Harbor for Forward-Looking Statements 2 Safe Harbor Statement Some of the  statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable law.  Such forward-looking statements may be identified by the use of words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about our future financial performance, business strategy, projected plans and objectives.  These statements are subject to many risks and uncertainties and actual results may materially differ from those expressed in these forward-looking statements.   Please refer to Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q filed with the SEC and other SEC filings concerning factors that could cause those results to be different than contemplated in this presentation. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including Adjusted Gross Margin, Adjusted Net Income and Adjusted Earnings Per Share (“EPS*”). A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non- GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue- producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner. See Appendix for a reconciliation of Gross Margin, Net Income and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income, and Adjusted EPS for each of the periods presented. *Unless otherwise noted, EPS and Adjusted EPS information is presented on a diluted basis.

• Reminder to always call "811" before digging for any construction or gardening projects to prevent striking pipelines, cables or other utility infrastructure • Damaging utility infrastructure can lead to dangerous and/or costly consequences! • Call 811 even for small projects - installing a mailbox or planting a bush Q2 2025 Safety Moment: Call Before You Dig 3 August 11 is National "811" Day

Titles Should Be Font Size 40 – 44 4 Jeff Householder Chair of the Board, President & Chief Executive Officer Beth Cooper Executive Vice President, Chief Financial Officer, Treasurer & Asst. Corporate Secretary Lucia Dempsey Head of Investor Relations Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary & Chief Policy and Risk Officer oday's Presenters

Delivering With Purpose

ADJ. EPS[1]: $1.04, 21% GROWTH
Compared with Q2 2024 Adj. EPS[1] of $0.86

$50M HIGHER CAPEX GUIDANCE
2025 investment forecast now $375M - $425M

NEW OHIO PIPELINE PROJECT
to serve a fuel cell that will power a data center

FINAL ORDERS RECEIVED
For all three active rate cases: DE, MD, FL

ALL 5 WRU TANKS ON SITE
Successful transportation of WRU LNG storage tanks

ADD'L WRU MARGIN: $3.9M
With FERC approval of updated in-service rates

FCG TSA CONCLUDED[2]
All FCG operations now under CPK management

REACHED 50% EQUITY TARGET
Equity to total capitalization was 50% at June 30, 2025

EXPANDED DEBT CAPACITY
$150M Senior Notes Issued, Renewed Revolver & Extended Shelf Agreement

[1] See appendix for a reconciliation of non-GAAP metrics. [2] TSA refers to the Transition Services Agreement.

CHESAPEAKE UTILITIES CORPORATION
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Growth Trajectory Continues in Q2 2025 6 $2.96 $3.26 $2.10 $2.22 $0.86 $1.04 1H 2024 1H 2025 • Adjusted Gross Margin1: $142.8M, up 13% from Q2 2024 • Adjusted Net Income1: $24.3M, up 26% from Q2 2024 • Adjusted EPS1: $1.04, up 21% from Q2 2024 Q2 2025 Financial HighlightsYTD Adjusted Diluted EPS1 1 See appendix for a reconciliation of non-GAAP metrics. 2 May not equal the sum of quarterly Adj. EPS due to differences between quarter-end and year-to-date weighted average share count. +10% • Adjusted Gross Margin1: $325.2M, up 12% from YTD 2024 • Adjusted Net Income1: $75.4M, up 14% from YTD 2024 • Adjusted EPS1: $3.25, up 10% from YTD 2024 YTD 2025 Financial Highlights Q1 Q2 52

2025 Guidance: Reaffirming EPS, Increasing CapEx • YTD 2025 CapEx of $213 million • New 2025 CapEx Guidance: $375 - $425 million ◦ $50 million increase from prior range 2025 Capital Expenditure Guidance • Reaffirming 2025 Adj. EPS1 range of $6.15 - $6.35 ◦ Assumes a successful outcome on the FCG Depreciation Study this year 2025 Adj. EPS1 Guidance $375 $425 $71 $71 $142 $142 Original Guidance Updated Guidance $325 $375 Q1 Q2 7 $5.39 $6.35 $2.10 $2.22 $0.86 $1.04 $0.80 $1.63 FY 2024 FY 2025 $6.15 Q1 Q2 Q3 Q4 Q1 Q2 +14-18% +$50M 1 See appendix for a reconciliation of non-GAAP metrics.

Natural Gas Demand Growth Continues

YTD Average Customer Growth: 2025 vs 2024, Generating $4M of Incremental Gross Margin



Residential
DELMARVA
4.2%
FLORIDA
3.0%
Commercial & Industrial
DELMARVA
1.4%
FLORIDA
1.7%



In Middletown, DE we have added 10+ multifamily buildings, representing over 350 units in the last few years.



NEWFIELD

Newfield Farm-to-Table Community in Palm City, Florida

CHESAPEAKE UTILITIES CORPORATION
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Executing on Our Long-Term Growth Plan 9 Earnings growth to support increased shareholder value Foundation of operational excellence across the organization Continually execute on business transformation Proactively manage regulatory agenda Prudently deploy investment capital

Recent Capital Deployment Highlights

Capital projects are on track and on budget, with 6 major projects and 250+ small-scale projects in-service in the first half of 2025...

YTD In-Service Capital Projects[1]

- Boynton Beach
- Brevard RNG
- Indian River RNG
- Medley RNG
- St. Cloud Expansion Project
- New Smyrna Beach
- 250+ Distribution-scale projects

Incremental Transmission Margin

Q2 2025	FY 2025	FY 2026
$2.5M	$9.8M	$9.9M

... plus new projects and incremental capital investment driving a ~$50M increase in full-year 2025 capital expenditures.

Incremental Investments in 2025

CapEx	Project
~$20M	New Infrastructure Projects
~$10M	Higher WRU Spend
~$10M	Increased Marlin Investment
~$10M	Port St. Lucie Facilities
~$50M	Overall Increase

CPK's First Project Serving Data Centers: Duncan Plains in Ohio

July 2025

ASPIRE ENERGY EXPRESS

Aspire Energy Express (AEX) entered into an agreement with American Electric Power (AEP) to construct and operate a **natural gas pipeline to serve a new fuel-cell facility that will power a data center** in Ohio.

Project reflects a capital investment of **$10 million** and is expected to be fully operational in **1H 2027**.

[1] *May reflect interim in-service status using Marlin Virtual Pipeline Services while construction is being completed.*

CHESAPEAKE UTILITIES CORPORATION
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11 Worcester Resiliency Upgrade (WRU) Project RECENT PROJECT UPDATES: • May 2025: Announced a $20 million increase to expected capital investment and shifted the expected in-service date to Q2 2026 • June 2025: ◦ Tank transportation was completed successfully; all five tanks now on-site and ready for construction ◦ Filed a request with FERC for updated rates to recover the incremental capital investment; approval received on July 28, 2025, resulting in $3.9M of additional full-year margin • July 2025: ◦ Formally mobilized construction contractor to begin site work ◦ Received an initial Notice to Proceed from FERC to begin site preparation and construction $100 million FERC-approved LNG storage facility in Bishopville, MD: 500K gallons of storage across five tanks to meet incremental natural gas demand in Southern Delaware, Maryland and beyond

Transmission Projects Advance to Meet Demand 12 # Project Name Status1 In-Service Total CapEx Adj. Gross Margin ($M) 2025E 2026E 1 St. Cloud / Twin Lakes In-Service Q3 2023 ~$4M $0.6 $0.6 2 Newberry Expansion In-Service Q2 2024 ~$15M $2.6 $2.6 3 Warwick Extension In-Service Q4 2024 ~$9M $1.9 $1.9 4 Plant City In-Service Q4 2024 ~$4M $1.2 $1.2 5 Boynton Beach In-Service Q1 2025 ~$21M $3.0 $3.4 6 Indian River RNG In-Service Q1-Q2 2025 ~$18M $2.5 $4.67 Brevard RNG In-Service ~$6M 8 Medley RNG In-Service ~$22M 9 New Smyrna Beach In-Service Q2 2025 ~$15M $1.6 $2.6 10 St. Cloud Expansion In-Service Q2 2025 ~$20M $2.2 $3.2 11 Wildlight Phase 1 & 2 In-Progress 2023-2025 ~$25M $3.0 $4.3 12 Miami Inner Loop In-Progress 2H 2025 ~$40M $2.8 $7.6 13 Lake Mattie In-Progress Q4 2025 ~$18M $1.4 $3.1 14 Worcester Resiliency Upgrade (WRU) In-Progress Q2 2026 ~$100M — $10.2 15 AEX Duncan Plains In-Progress 2027 $10M — — Totals: $327M $22.8 $45.3 1 May reflect interim in-service status using Marlin Virtual Pipeline Services while construction is being completed.

Significant Growth & Infrastructure Investment 13 RELIABILITY INFRASTRUCTURE: system upgrades and replacements Margin growth driven by multiple streams of capital investment opportunities Adjusted Gross Margin ($M) Jurisdiction Program Capital Investment 2024A 2025E 2026E Q2'24 Q2'25 FPU GUARD $205M1 $3.6 $6.9 $9.9 $0.9 $1.7 FCG SAFE $255M1 $3.8 $8.5 $12.0 $0.7 $2.2 ESNG Capital Cost Surcharge $50-75M2 $3.2 $5.7 $7.1 $0.8 $1.4 FPU Electric Storm Protection Plan $50-75M2 $3.2 $5.9 $8.8 $0.7 $1.5 Reliability Infrastructure Adj. Gross Margin Total $13.8 $27.0 $37.8 $3.1 $6.8 TRANSMISSION INFRASTRUCTURE: new investments to meet growth & demand 1 Reflects PSC-approved 10-year capital investment. 2 Reflects 5-year capital investment range. Adjusted Gross Margin ($M) Project Type Capital Investment 2024A 2025E 2026E Q2'24 Q2'25 Approved Transmission Expansions ~$327M $4.0 $22.8 $45.3 $0.5 $4.4

Strong Progress on 5-Year CapEx Guidance ~$1.4 billion of identified capital projects support our 5-year CapEx guidance of $1.5 - $1.8 billion >70% capital spend with existing regulatory approvals or recovery mechanisms Identified CapEx 5-Year Spend Natural Gas LDC Organic Growth $625M Worcester Resiliency Upgrade $100M Newberry, Wildlight Phase 2 $28M Boynton Beach, New Smyrna $36M Lake Mattie, St. Cloud, Plant City $42M Miami Inner Loop Projects $40M Other Approved Pipeline Projects $49M GUARD / SAFE Programs $230M Eastern Shore Capital Surcharge $75M Florida Electric Storm Protection Plan $50M Unregulated Businesses $20M Technology Transformation $90M Total Identified & Ongoing Capital ~$1.4B Segment 5-Year Guidance Regulated Distribution $600 - $645M Regulated Transmission $435 - $590M Regulated Infrastructure $325 - $375M Unregulated Businesses $100 - $140M Technology $70 - $90M Total $1.5 - $1.8B 14

Potential Projects on the Horizon 15 • Natural gas transmission expansions to support demand in Delaware and Cecil County, MD along I-95 expansions to serve growth in retail warehouse and distribution centers • Expansions in the southern end of the Delmarva system, including to Virginia’s Eastern Shore space and agricultural industries • Natural gas expansion for Florida’s Space Coast to serve cruise, space and port industries • Natural gas expansion in South Florida to add capacity and resiliency in the greater Miami area • Additional RNG and Marlin virtual pipeline transportation opportunities across our service areas • Additional natural gas transmission expansions in Ohio to serve data centers and serve population growth

Final Orders Reached on All Rate Cases 16 Active Filings 2025 Margin 2026 Margin Status Maryland Rate Case Docket #9722 $2.0 $3.5 April 2025: Received Final Order approving annual revenue increase of $3.5M Delaware Rate Case Docket #24-0906 $4.0 $6.1 June 2025: Received Final Order approving annual revenue increase of $6.1M1 FPU Electric Rate Case Docket #20240099 $7.1 $8.6 July 2025: Received Final Order approving annual revenue increase of $8.6M Total $13.1 $18.2 39% growth in 2026 over FY 2025 $ millions 1 Phase II underway to finalize rate design; not expected to impact amount of rate increase.

FCG Depreciation Study

Docket # 20250035

- **February 2025:** Requested a reduction in depreciation expense of ~$1M based on updated asset lives and a 2-year amortization of the remaining excess depreciation reserve of $27.3M
  - Reflects a return to our standard way of recovering excess depreciation
- **August 2025:** Excess reserve was revised to $22.4M to reflect updated useful lives for asset classes

Current Procedural Schedule

February 2025	• Updated depreciation study filed; requested effective back to January 1, 2025
April 2025	• Office for Public Counsel (OPC) files Motion for Reconsideration
June 2025	• PSC Staff recommends denial of Motion for Reconsideration; OPC files Motion to Dismiss
August 2025	• Staff Recommendation on Motion to Dismiss expected
September 2025	• Commission Hearing expected for Motions for Reconsideration & Dismissal
Late September 2025	• PSC Staff Recommendation on Depreciation Study
Q4 2025	• Commission Agenda and Order

CHESAPEAKE UTILITIES CORPORATION
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Business Transformation Supports Growth

Technology Supports our "One Company" Approach

- **Implementing the Technology Roadmap**
  - Operational programs, upgrades and cyber security
- **1CX SAP System Implementation Complete**
  - Full company now integrated on a single regulated customer billing system, standardizing service and operations
- **Expanding the Safety Data Management System (SDMS) capabilities**
  - Damage Prevention module
  - Strengthening our emergency and incident response functionality
- **Initiating a multi-year, company-wide Enterprise Resource Plan**
  - Builds upon the SAP foundation established with the 1CX implementation; establishes a foundation for future growth
  - Enhances processes that drive efficiencies across the organization
  - Expands data reporting and analytics to guide business decisions



June 2025

Appointed Abhijit "Abhi" Bhatwadekar as VP, Chief Information Officer

With industry / technology expertise, Abhi will align technology initiatives with business objectives, focusing on strategy & operational excellence.


FLORIDA
CITY GAS

July 2025

Concluded the Florida City Gas Transition Services Agreement (TSA) with NextEra Energy

This marks the final step of formal systems integration and brings all FCG ongoing operations fully under CPK management.

CHESAPEAKE UTILITIES CORPORATION
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Engaging with All Stakeholders 19 volunteer event alongside a $5,000 donation as part of the the CPK Investor Day in March 2025. YTD Community Investment >1,000 hours volunteered by over 360 team members ~$350,000 of charitable donations & sponsorships May 2025: Published 3rd Micro-Sustainability Report July 2025: Received Corporate Governance Award For the third time and the second year in a row, CPK was named Best in the U.S. for Corporate Governance by World News Media Ltd.'s publication World Finance. This recognizes our steadfast commitment to fostering a values-driven culture and upholding accountability.

$0.86 $1.04 Q2 2024 Q2 2025 +21% $126.6 $142.8 Q2 2024 Q2 2025 $19.3 $24.3 Q2 2024 Q2 2025 +26% 1 See appendix for a reconciliation of non-GAAP metrics. Incremental growth in Adjusted Gross Margin, Adjusted Net Income & Adjusted Earnings Per Share1 Adjusted Gross Margin1 Adjusted Earnings Per Share1Adjusted Net Income1 +13% 20 Q2 2025 Demonstrates Continued Growth $ millions except per share amounts

$0.86 0.13 0.12 0.11 0.11 0.06 0.04 (0.14) (0.14) (0.03) (0.03) (0.05) $1.04 Q2 2024 Adj. EPS Regulatory Rate Increases Natural Gas Transmission Expansions Infrastructure Program Growth CNG / LNG / RNG Transportation Natural Gas Distribution Growth Reduced Payroll & Benefits Expense D&A, Property Tax Facilities, O&M Expense & Other Decreased Propane Margins & Fees Interest Expense Share Dilution Q2 2025 Adj. EPS 1 See appendix for a reconciliation of non-GAAP metrics. Adjusted EPS for the second quarter benefited from rate increases, natural gas transmission, distribution and infrastructure growth and virtual transportation and RNG production Adjusted Earnings Per Share1 21 Q2 2025 Key Performance Drivers

$103.3 $117.7 Q2 2024 Q2 2025 Adjusted Gross Margin1 Operating Income $40.5 $51.8 Q2 2024 Q2 2025 + 14% +28% Investments in transmission, distribution & infrastructure drive double-digit Regulated Operations growth 22 Regulated Operations Margin Growth Continues Note: Dollars in millions. 1See appendix for a reconciliation of non-GAAP metrics.

$23.4 $25.0 Q2 2024 Q2 2025 $3.5M of Adj. Gross Margin Growth driven by Marlin Virtual Pipeline and Full Circle Dairy Operations Adjusted Gross Margin1 +7% Note: Dollars in millions. 1See appendix for a reconciliation of non-GAAP metrics. 2 Operating results for the second and third quarters historically have been lower due to reduced customer demand during warmer periods of the year. The impact to operating income may not align with the seasonal variations in adjusted gross margin as many of the operating expenses are recognized ratably over the course of the year. • $3.5 million of increased margin from: ◦ Continued growth in our Marlin Virtual Pipeline Services ◦ Incremental contribution from Full Circle Dairy operations • Increased operating expenses, including higher depreciation and property taxes, led to an Operating Loss2 of $1.5 million23 Unregulated Adj. Gross Margin Growth of 7%

Total Capitalization Equity Short-Term Debt1 Long-Term Debt 48% 8% 44% 50% 9% 41% 1 Short-term debt for both periods includes short-term borrowing as well as the current portion of long-term debt. 2 Total liquidity includes the upsized $450M Revolver and $255M of Private Placement Shelf Agreements. Equity Issuances & Shares Outstanding • Reached target equity-to-capital of 50% • $66.2M equity issued YTD through 6/30/2025 • 124,356 shares issued in July 2025 • 23,544,479 shares outstanding as of 8/4/2025 $ in millions Executing on Our Financing Strategy $2,874 $3,020 $1,262 $1,250 $222 $271 $1,390 $1,499 12/31/2024 6/30/2025 24 • $200M of new long-term debt commitment with $150M funded August 1, 2025 and $50M to be funded on September 15, 2025 • Expanded and extended Shelf Agreement with MetLife in June 2025 • Renewed 364-Day Revolver through 2026 • 64% of total liquidity2 available as of 6/30/2025 Debt & Liquidity Update Exceeded $3B of total book capitalization for the first time

$1.15 $1.22 $1.32 $1.48 $1.62 $1.76 $1.92 $2.14 $2.36 $2.56 $2.74 $1.15 $1.22 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 1 Calculated through 12/31/2024. 10-Year Dividend CAGR of 9% Dividend Increases in 30 of the last 32 Years – Since 1994 65 Consecutive Years of Dividend Payments – Since 1961 22 Consecutive Years of Dividend Increases – Since 2004 Industry-Leading Annual Shareholder Return ~12%+ 10-Year CAGR1 2025 Reflects 7% Annual Increase Retained Earnings enables CPK to reinvest to support growth plan 25 Dividend Policy Drives Increased Shareholder Value Annualized Dividend Per Share Growth Plan drives Earnings Growth ~8.5% 10-Year CAGR Dividend Growth aligned with EPS Growth 45-50% Target Payout Ratio

$3.47 $3.72 $4.21 $4.73 $5.04 $5.31 $5.39 $6.35 $8.00 $3.47 $3.72 2018 2019 2020 2021 2022 2023 2024 2025 2028 Guidance Adjusted Earnings Per Share1 • YTD 2025 Adjusted EPS1 of $3.25 ◦ 2025 Guidance of $6.15 to $6.35 ◦ 2028 Guidance of $7.75 to $8.00 • Annual shareholder return >75th percentile among peer group2 during the past 1, 10, 15 & 20 year periods • >300% increase in stock price over the past 15 years 1 See appendix for a reconciliation of non-GAAP metrics. 2 Peer Group includes select group of 10 CPK peer companies. Details can be found in the Annual Report on Form 10-K. Earnings Growth Driven by Capital Investment... … Leading to Best in Class Shareholder Return $6.15 $7.75 +8.4 – 8.7% 10-Year CAGR +14% – 18% 26 Industry-Leading Adj. EPS Growth Drives Value

Reaching New Heights in 2025 27 Top-Quartile Growth & Total Shareholder Return Maintaining Our Financial Discipline Delivering on Our Promises Focusing on the Three Pillars of Growth Achieving EPS & Capital Guidance

Chesapeake Utilities Corporation Confidential 2025 Additional InformationAPPENDIX

Year Q1   Q2 Q3 Q4 2024 39% 16% 15% 30% 2023 38% 17% 13% 31% 2022 41% 19% 11% 29% 2021 41% 16% 15% 27% 2020 42% 15% 13% 29% 5-Year Average 39% 17% 14% 31% 1Adjusted EPS starting in Q3 2023, which excludes transaction and transition-related expenses incurred attributable to the acquisition of FCG. See appendix for a reconciliation of non-GAAP metrics. 29 Quarterly Earnings Cadence 36% 17% 14% 31%35% 16% 10% 27% Q1 Q2 Q3 Q4 Historical Actual EPS Quarterly Distribution Shift in earnings cadence driven by: • Timing of in-service dates for major capital projects, which is more heavily weighted in Q3 / Q4 2025 • Timing of RSAM Adjustments versus timing and outcome of FCG Depreciation Study There are several factors that shift the cadence of our quarterly earnings profile in 2025. 1 2025 Actual EPS Cadence 1 Quarterly Adj. EPS divided by low & high end of 2025 EPS guidance range

OhioDelmarva Florida (18)% (22)% (24)% 10% —% (29)% Q2 2024 Q2 2025 Q2 2024 Q2 2025 Q2 2024 Q2 2025 NORMAL Note: Normal reflects 10-Year Average Heating Degree Days (HDD). Percentages reflect actual HDD above / (below) Normal divided by Normal. MILDER 30 319 291 387 373 (68) (82) COLDER Q2 2025 Weather Warmer Than Normal ACTUAL HDD NORMAL HDD VARIANCE 478 687 631 624 (153) 63 41 30 41 42 — (12)

$13 $135 $132 $197 $157 $212 $152 $58 $159 $59 $206 $60 $50 $90 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035+ AUGUST 2025 DEBT COMMITMENT • $200M Private Placement issuance of unsecured Senior Notes with an average rate of 5.04% ◦ $150M funded on August 1, 2025 ◦ $50M to be funded on September 15, 2025 $ in millions 31 Long-Term Debt Maturity Profile 1 Reflects long-term debt balance as of June 30, 2025. 1 August 2025 New Debt Commitment

Second Quarter Results Year-to-Date Results Consolidated Reconciliation Q2 2025 Q2 2024 $ % YTD 2025 YTD 2024 $ % GAAP Operating Revenues $ 192.8 $ 166.3 $ 26.5 16% $ 491.5 $ 412.0 $ 79.5 19% Cost of Sales Nat Gas, Propane, & Electric (50.0) (39.7) (10.3) 26% (166.3) (120.9) (45.4) 38% Operating Expense1 (24.0) (20.2) (3.8) 19% (46.7) (41.3) (5.4) 13% D&A (21.9) (17.9) (4.0) 22% (44.4) (34.9) (9.5) 27% GAAP Gross Margin $ 96.9 $ 88.5 $ 8.4 9% $ 234.1 $ 214.9 $ 19.2 9% Add Back: Operating Expense1 24.0 20.2 3.8 19% 46.7 41.3 5.4 13% Add Back: D&A 21.9 17.9 4.0 22% 44.4 34.9 9.5 27% Adjusted Gross Margin $ 142.8 $ 126.6 $ 16.2 13% $ 325.2 $ 291.1 $ 34.1 12% $ in millions 32 GAAP to Non-GAAP Reconciliation: Consolidated Note: D&A refers to Depreciation and Amortization Expense. 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2024 for additional details.

GAAP to Non-GAAP Reconciliation: Segment Results

$ in millions

	Second Quarter Results				Year-to-Date Results			
Regulated Segment	**Q2 2025**	**Q2 2024**	**$**	**%**	**YTD 2025**	**YTD 2024**	**$**	**%**
GAAP Operating Revenues	**$ 151.8**	**$ 130.7**	**$ 21.1**	**16%**	**$ 351.4**	**$ 299.1**	**$ 52.3**	**17%**
Cost of Sales								
Nat Gas, Propane, & Electric	(34.1)	(27.4)	(6.7)	24%	(105.6)	(77.3)	(28.3)	37%
Operating Expense[1]	(14.6)	(12.3)	(2.3)	19%	(27.9)	(25.0)	(2.9)	12%
D&A	(16.8)	(14.7)	(2.1)	14%	(34.4)	(27.2)	(7.2)	26%
GAAP Gross Margin	**$ 86.3**	**$ 76.3**	**$ 10.0**	**13%**	**$ 183.5**	**$ 169.6**	**$ 13.9**	**8%**
Add Back: Operating Expense[1]	14.6	12.3	2.3	19%	27.9	25.0	2.9	12%
Add Back: D&A	16.8	14.7	2.1	14%	34.4	27.2	7.2	26%
Adjusted Gross Margin	**$ 117.7**	**$ 103.3**	**$ 14.4**	**14%**	**$ 245.8**	**$ 221.8**	**$ 24.0**	**11%**

Unregulated Segment	**Q2 2025**	**Q2 2024**	**$**	**%**	**YTD 2025**	**YTD 2024**	**$**	**%**
GAAP Operating Revenues	**$ 47.9**	**$ 41.4**	**$ 6.5**	**16%**	**$ 154.6**	**$ 124.5**	**$ 30.1**	**24%**
Cost of Sales								
Nat Gas, Propane, & Electric	(22.9)	(18.0)	(4.9)	27%	(75.1)	(55.1)	(20.0)	36%
Operating Expense[1]	(9.8)	(7.9)	(1.9)	24%	(19.5)	(16.3)	(3.2)	20%
D&A	(5.1)	(3.2)	(1.9)	59%	(10.0)	(7.7)	(2.3)	30%
GAAP Gross Margin	**$ 10.1**	**$ 12.3**	**$ (2.2)**	**(18)%**	**$ 50.0**	**$ 45.4**	**$ 4.6**	**10%**
Add Back: Operating Expense[1]	9.8	7.9	1.9	24%	19.5	16.3	3.2	20%
Add Back: D&A	5.1	3.2	1.9	59%	10.0	7.7	2.3	30%
Adjusted Gross Margin	**$ 25.0**	**$ 23.4**	**$ 1.6**	**7%**	**$ 79.5**	**$ 69.4**	**$ 10.1**	**15%**

Note: D&A refers to Depreciation and Amortization Expense.

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2024 for additional details.

CHESAPEAKE UTILITIES CORPORATION
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1 Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees. Second Quarter Results Year-to-Date Results Non-GAAP Reconciliation: Net Income /EPS Q2 2025 Q2 2024 $ % YTD 2025 YTD 2024 $ % GAAP Net Income $ 23.9 $ 18.2 $ 5.7 31% $ 74.8 $ 64.4 $ 10.4 16% FCG Transaction+Transition Expenses1 $ 0.4 $ 1.1 $ (0.7) (64)% $ 0.6 $ 1.7 $ (1.1) (65)% Adjusted Net Income $ 24.3 $ 19.3 $ 5.0 26% $ 75.4 $ 66.1 $ 9.3 14% Diluted Weighted Avg. Common Shares Outstanding 23,402 22,335 23,223 22,320 GAAP Diluted EPS $1.02 $0.82 $ 0.20 24% $3.22 $2.89 $ 0.33 11% FCG Transaction+Transition Expenses1 0.02 0.04 (0.02) (50)% 0.03 0.07 (0.04) (57)% Adjusted Diluted EPS $1.04 $0.86 $ 0.18 21% $3.25 $2.96 $ 0.29 10% $ in millions except per-share amounts shares in thousands 34 GAAP to Non-GAAP Reconciliation: Adj. Net Income & EPS